Exhibit 1.1

SUSSER PETROLEUM PARTNERS LP
(a Delaware limited partnership)

[•] Common Units
Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

Dated:  [•], 2012

SUSSER PETROLEUM PARTNERS LP

[•] Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Susser Petroleum Partners LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Barclays are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Common Units.  The aforesaid [•] Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

Susser Petroleum Partners GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership and a wholly owned subsidiary of Susser Holdings Corporation, a Delaware corporation (“SHC”).  SHC, the General Partner and the Partnership are together referred to herein as the “Partnership Parties.” At the Closing Time (as defined below), upon consummation of the Formation Transactions (as defined below), (i) the Partnership will be the sole member of Susser Petroleum Operating Company LLC, a Delaware limited liability company (“Susser Operating”), and (ii) Susser Operating will be the sole member of each of T&C Wholesale, LLC, a Texas limited liability company (“T&C Wholesale”), and Susser Petroleum Property Company, LLC, a Delaware limited liability company (“Propco”). Susser Operating, T&C Wholesale and Propco are collectively referred to herein as the “Operating Subsidiaries,” and together with the General Partner and the Partnership, as the “Partnership Entities.”  The Partnership Entities, SHC, Susser Petroleum Company LLC, a Texas limited liability company (“SPC”), Stripes LLC, a Texas limited liability company (“Stripes”) and Susser Holdings, L.L.C., a Delaware limited liability company (“Holdings”), are collectively referred to herein as the “Susser Entities.”

It is understood and agreed to by all parties hereto that at or prior to the Closing Time, the following transactions (the “Formation Transactions”) will occur:

(a)           SPC will contribute substantially all of its wholesale motor fuel distribution business and associated rights and obligations (other than its contracts and assets relating to motor fuel consignment locations and transportation services) to Susser Operating;

(b)           SPC, Susser Operating and Stripes will enter into a ten-year distribution agreement (the “SHC Distribution Contract”);

(c)           SPC, Susser Operating and T&C Wholesale will enter into a ten-year transportation logistics agreement (the “SHC Transportation Contract”);

(d)           SHC, SPC, Stripes, Holdings, the General Partner and the Partnership will enter into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, among other things, (1) SPC will contribute to the Partnership all of the equity interests in Susser Operating, (2) the General Partner will maintain a 0.0% non-economic general partner interest in the Partnership, and (3) the Partnership will issue to SHC and/or Stripes an aggregate of [•] Common Units, representing a [•]% limited partner interest in the Partnership, and [•] subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), representing a [•]% limited partner interest in the Partnership, and all of the Incentive Distribution Rights (as defined below) and (4) the Partnership will distribute to SHC and/or Stripes $[•] million sourced to new debt recourse to the General Partner (the “Recourse Debt”), $[•] million as reimbursement for certain capital expenditures and $[•] million from borrowings of the Partnership to partially satisfy the Asset Sales Covenant (as defined in the Contribution Agreement);

(e)           The Partnership will issue to the public [•] Common Units representing a [•]% limited partner interest in the Partnership;

(f)            The Partnership will enter into a $250 million revolving credit facility (the “Revolving Credit Facility”) and a term loan facility (the “Term Loan Facility” and, collectively with the Revolving Credit Facility, the “Credit Facilities”) and will borrow $[•] million of Recourse Debt under the term loan facility;

(g)           The Partnership will use the proceeds from the issuance and sale of the Initial Securities, after deducting underwriting discounts, structuring fees and offering expenses, and the proceeds of the Recourse Debt as described under the heading “Use of Proceeds” in the Prospectus;

(h)           The Partnership will enter into an omnibus agreement (the “Omnibus Agreement”) with SHC, pursuant to which, among other things, (i) SHC will provide the Partnership with certain rights relating to certain future business opportunities, (ii) SHC will provide certain operational services to the Partnership in support of the Partnership’s operations and various centralized corporate services, and (iii) the parties thereto will agree to certain indemnification obligations;

(i)            The Partnership will amend and restate its agreement of limited partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Partnership  Agreement”); and

(j)            The General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “GP LLC Agreement”).

This Agreement, the SHC Distribution Contract, the SHC Transportation Contract, the Contribution Agreement, the Credit Facilities and the Omnibus Agreement are referred to collectively herein as the “Transaction Agreements” and each, individually, as a “Transaction Agreement.” The Transaction Agreements and the Organizational Agreements (as defined below) are referred to collectively herein as the “Operative Agreements” and each, individually, as an “Operative Agreement.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deems advisable after this Agreement has been executed and delivered.

The Partnership and the Underwriters agree that up to [•] Common Units to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The Partnership solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-182276), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

This Agreement is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.

As used in this Agreement:

“Applicable Time” means [    :00 P. M.], New York City time, on [•], 2012 or such other time as agreed by the Partnership and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (as defined in Section 2(b) below), and agrees with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated.  The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any post-effective amendment thereto, at its effective time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto [(including any prospectus wrapper)], as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)          Partnership Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(v)           Independent Accountants.  Ernst & Young LLP, who has certified certain financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(vi)          Financial Statements; Non-GAAP Financial Measures.  The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of SPC, the Partnership’s predecessor for accounting purposes (the “Predecessor”), at the dates indicated and the statement of operations, shareholder’s equity and cash flows of the Predecessor for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial and statistical data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data,” and the selected financial data set forth under the caption “Selected Historical Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus are presented fairly in all material respects and prepared on a basis consistent with that of the audited financial statements and unaudited financial statements, as applicable, from which they have been derived. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the 1933 Act. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Predecessor and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vii)         Forward-Looking Statements and Supporting Information. No forward-looking statement contained in the Registration Statement, the General Disclosure Package or the Prospectus within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions,” and the anticipated ratio of taxable income to distributions, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(viii)        No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to (1) result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, business, operations or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (2) materially and adversely affect the ability of any of the Partnership Parties to perform its obligations pursuant to this Agreement (each such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities taken as a whole, (D) there has been no change in the capitalization, short-term debt or long-term debt of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities

(ix)          Formation of Susser Entities and Good Standing of Partnership Entities.  Each of the Susser Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization (as set forth on Schedule C hereto), and has all corporate, partnership or limited liability company power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule C hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule C hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Partnership Entities.

(x)           Ownership of General Partner.  SHC, as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and SHC owns such membership interests free and clear of all Liens.

(xi)          Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership (the “General Partner Interest”).  The General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the General Partner Interest free and clear of all Liens.

(xii)         Ownership of Sponsor Units. At the Closing Time, after giving effect to the Formation Transactions (and assuming no purchase of Option Securities by the Underwriters at the Closing Time), [SHC] will own [•] Common Units and [•] Subordinated Units and Stripes will own [•] Common Units and [•] Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act

(the “Delaware LP Act”)); and SHC and Stripes will own their respective Sponsor Units free and clear of all Liens.

(xiii)        Ownership of Incentive Distribution Rights.  At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, SHC will be the record holder of all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”); such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and SHC will own the Incentive Distribution Rights free and clear of all Liens.

(xiv)        Ownership of Susser Operating. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Partnership will be the owner of 100% of the issued and outstanding membership interests in Susser Operating; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Susser Operating (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Susser Operating LLC Agreement”) and will be fully paid (to the extent required by the Susser Operating LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Facilities.

(xv)         Ownership of T&C Wholesale. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Susser Operating will be the owner of 100% of the issued and outstanding membership interests in T&C Wholesale; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of T&C Wholesale (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “T&C Wholesale LLC Agreement”) and will be fully paid (to the extent required by the T&C Wholesale LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Susser Operating will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Facilities.

(xvi)        Ownership of Propco.  At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Susser Operating will be the owner of 100% of the issued and outstanding membership interests in Propco; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Propco (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Propco LLC Agreement”) and will be fully paid (to the extent required by the Propco LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Susser Operating will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Facilities.  The GP LLC Agreement, the Partnership Agreement, the Susser Operating LLC Agreement, the T&C Wholesale LLC Agreement and the Propco LLC Agreement are referred to collectively herein as the “Organizational Agreements” and each, individually, as an “Organizational Agreement.”

(xvii)       No Other Subsidiaries. None of the Partnership Entities owns or, at the Closing Time and each Date of Delivery, will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Entity.

(xviii)      No Restrictions on the Operating Subsidiaries. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Operating Subsidiaries will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except as set forth in the Credit Facilities.

(xix)        Authority. Each of the Susser Entities has the full corporate, partnership or limited liability company right, power and authority, as the case may be, necessary (A) to execute and deliver this Agreement and each of the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Operative Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken, (B) in the case of the Partnership, issue, to sell and deliver the Securities, the Sponsor Units and the Incentive Distribution Rights and (C) in the case of the General Partner, to act as the general partner of the Partnership.

(xx)         Authorization, Execution and Delivery of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xxi)        Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Closing Time and each applicable Date of Delivery:

(A)          the GP LLC Agreement will have been duly authorized, executed and delivered by SHC and will be a valid and legally binding agreement of SHC, enforceable against SHC in accordance with its terms;

(B)          the Partnership Agreement will have been duly authorized, executed and delivered by SHC and the General Partner, and will be a valid and legally binding agreement of SHC and the General Partner, enforceable against each of them in accordance with its terms;

(C)          the Susser Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(D)          the T&C Wholesale LLC Agreement will have been duly authorized, executed and delivered by Susser Operating and will be a valid and legally binding agreement of Susser Operating, enforceable against Susser Operating in accordance with its terms;

(E)           the Propco LLC Agreement will have been duly authorized, executed and delivered by Susser Operating and will be a valid and legally binding agreement of Susser Operating, enforceable against Susser Operating in accordance with its terms;

(F)           the SHC Distribution Contract has been duly authorized, executed and delivered by SPC, Susser Operating and Stripes and is a valid and legally binding agreement of SPC, Susser Operating and Stripes, enforceable against each of them in accordance with its terms;

(G)           the SHC Transportation Contract has been duly authorized, executed and delivered by SPC, Susser Operating and T&C Wholesale is a valid and legally binding agreement of SPC, Susser Operating and T&C Wholesale, enforceable against each of them in accordance with its terms;

(H)          the Contribution Agreement will have been duly authorized, executed and delivered by SHC, SPC, Stripes, Holdings, the General Partner and the Partnership and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(I)            the Omnibus Agreement will have been duly authorized, executed and delivered by SHC, the General Partner and the Partnership and will be a valid and legally binding agreement of SHC, the General Partner and the Partnership, enforceable against each of them in accordance with its terms;

(J)            the Credit Facilities will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(a)(xxi), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(xxii)        Legal Sufficiency of Contribution Agreement. The Contribution Agreement, together with any bills of sale, conveyances and similar transfer documents relating to the transactions contemplated thereby (collectively, the “Contribution Documents”), are legally sufficient to transfer or convey to the Partnership, directly or indirectly, all of the assets and properties necessary to enable the Partnership Entities to conduct their operations in all material respects as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement, the General Disclosure Package and the Prospectus. The Partnership Entities have directly or indirectly succeeded in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(xxiii)       Authorization of Securities.  The Securities to be purchased by the Underwriters from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Securities will be the only limited partner interests of the Partnership issued and outstanding.

(xxiv)       Conformity of Securities to Description.  The Securities, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xxv)        No Options, Preemptive Rights, Registration Rights, or Other Rights.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificate of limited partnership, formation or incorporation, bylaws, agreement of limited partnership, limited liability company agreement or any other organizational documents (collectively, “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xxvi)       Absence of Violations, Defaults and Conflicts.  None of the Susser Entities is (A) in violation of its Organizational Documents, (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Susser Entities is or, at Closing, will be a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Susser Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Susser Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Operative Agreements (as the case may be) and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Susser Entities pursuant to, the Agreements and Instruments (except for any such violations, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the Credit Facilities), nor will such action result in (x) any violation of the provisions of the Organizational Documents of any of the Susser Entities or (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (y), for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Susser Entities.

(xxvii)      Absence of Labor Dispute.  No labor dispute with the employees of any of the Susser Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Susser Entities, is imminent, which, in any case, would result in a Material Adverse Effect.

(xxviii)     Absence of Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened (i) against the Susser Entities or (ii) which has as the subject thereof any property owned or leased by, the Susser Entities, which, in the case of clauses (i) and (ii) above, if determined adversely to the Susser Entities, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(xxix)       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required (and the preliminary prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). Each such contract or document that is described in the Registration Statement, the General Disclosure Package or the Prospectus conforms in all material respects to the description thereof. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Susser Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(xxx)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by any of the Susser Entities of its obligations hereunder or under any of the other Operative Agreements, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the other Operative Agreements, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xxxi)       Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except for any failures to possess a Governmental License that would not, singly or in the aggregate, result in a Material Adverse Effect.  Each of the Partnership Entities is

in compliance with the terms and conditions of all Governmental Licenses, except for any failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except for any failures of such Governmental Licenses to be in full force and effect that would not, singly or in the aggregate, result in a Material Adverse Effect.  None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxii)      Title to Property.  The Partnership Entities have good and marketable title to all real property owned by them and good title to all other property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxiii)     Possession of Intellectual Property.  The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxiv)     Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xxxv)      Hazardous Materials. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of the Partnership Entities, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxvi)     Review of Environmental Laws. In the ordinary course of its business, the Susser Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the General Disclosure Package and the Prospectus.

(xxxvii)    Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) the fair market value of the assets of each Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (F) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect.  Neither of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Partnership Entities in the Predecessor’s current fiscal year compared to the amount of such contributions made in the Predecessor’s most recently completed fiscal year that is expected to result in a Material Adverse Effect; or (2) an increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect.

(xxxviii)   Accounting Controls and Disclosure Controls.  The Partnership Entities maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) since the date of the most recent balance sheet included in the Registration Statement, (i) there has been no material weakness in the Partnership Entities’ internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting, and (2) none of the Partnership Entities is aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership Entities’ internal control over financial reporting.

The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the 1934 Act.

(xxxix)      Compliance with the Sarbanes-Oxley Act.  The Partnership Entities have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, they will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership Entities are required to comply as of the effectiveness of the Registration Statement, and are actively taking steps to ensure that they will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Partnership Entities at all times after the effectiveness of the Registration Statement.

(xl)           Tax Returns.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (a) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (b) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xli)          Insurance.  The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  None of the Partnership Entities has been denied any insurance coverage which it has sought or for which it has applied.

(xlii)         Investment Company Act.  None of the Partnership Entities is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xliii)        Absence of Manipulation.  None of the Susser Entities has taken, nor will any of the Susser Entities take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(xliv)       Foreign Corrupt Practices Act.  No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of or providing services to any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlv)        Money Laundering Laws.  The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Partnership Parties, threatened.

(xlvi)       OFAC.  None of the Partnership Entities nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate, representative or other person acting on behalf or providing services to any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlvii)      Sales of Reserved Securities.  In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed.  The Partnership has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of any Susser Entity or any of their affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any Susser Entity or any of their affiliates, or their respective businesses or products.

(xlviii)     Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Susser Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlix)        No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(l)            No Broker’s Fees. None of the Susser Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(li)           Private Placement. The issuance of the Sponsor Units and the Incentive Distribution Rights to SHC and Stripes is exempt from the registration requirements of the 1933 Act and securities laws of any state having jurisdiction with respect thereto, and none of the Susser Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(lii)          NYSE Listing of Common Units. The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(liii)         Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(l), any press release or other announcement permitted by Rule 134 or Rule 135 under the 1933 Act and, in connection with the offer and sale of the Reserved Securities, the enrollment materials prepared by Merrill Lynch on behalf of the Partnership.

(liv)         Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Entities believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

(lv)          No Debt Securities. None of the Partnership Entities has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(b)           Officer’s Certificates.  Any certificate signed by any officer of any of the Susser Entities and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Susser Entities to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Common Unit set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Units, at the price per Common Unit set forth in Schedule A, less an amount per Common Unit equal to any dividends or distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(c)           Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 A.M. (New York City time) on [•], 2012 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any

Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Partnership will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)           Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Partnership will give the

Representatives notice of its intention to make any filing made pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Partnership will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)           Listing.  The Partnership will use its best efforts to effect and maintain the listing of the Common Units (including the Securities) on the New York Stock Exchange.

(i)            Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, no Susser Entity will, without the prior written consent of Merrill Lynch, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any

Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit or equity compensation plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus and any registration statement on Form S-8 related thereto or (C) securities equal to up to 10% of the Partnership’s outstanding Common Units and Subordinated Units issued by the Company in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Partnership in connection with such acquisition; provided, however, that securities issued by the Partnership pursuant to clause (C) shall be subject to the restrictions set forth in this Section 3(i).  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch waives, in writing, such extension.

(j)            Reporting Requirements.  The Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Partnership shall report the use of proceeds from the issuance of the Common Units as may be required under Rule 463 under the 1933 Act.

(k)           Issuer Free Writing Prospectuses.  The Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to each Issuer Free Writing Prospectus listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Securities to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Partnership Parties and any such consultants (provided that the travel and lodging expenses of the Representatives shall be paid for by the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show, including any aircraft owned by any officer or director of the Partnership (provided that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and the remaining 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Partnership), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Partnership for sale to Invitees.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of any of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time or the applicable Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated; and the Partnership has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)           Opinion of Counsel for the Partnership.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins, L.L.P., counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Andrews Kurth LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (viii), (xii) (solely as to preemptive or other similar rights arising by operation of law or under the governing or organizational documents of the Partnership Entities), (xiii), (xvi), (xvii) (solely as to the information in the Prospectus under “Description of the Common Units”) and the penultimate paragraph of Exhibit A hereto, and other related matters as the Representatives may require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Susser Entities and certificates of public officials.

(d)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, management, unitholders’ or members’ equity, as applicable, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date), (iii) each of the Partnership Parties has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)         Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h)         No Objection.  FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i)          Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement, substantially in the form of Exhibit B hereto, signed by the persons and entities listed on Schedule D hereto (each such person, a “Lock-Up Party”).

(j)            Formation Transactions. In connection with the sale of the Initial Securities at the Closing Time, the Formation Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus, and the Representatives shall have received such evidence that the Formation Transactions have been consummated as the Representatives may reasonably request.

(k)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by any of the Partnership Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for the Partnership.  If requested by the Representatives, the favorable opinion of Vinson & Elkins, L.L.P., counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)           Bring-down Comfort Letter.  If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l)            Additional Documents.  At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership Parties in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of the Underwriters.  Each of the Partnership Parties agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement of the foregoing), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of the Partnership Parties.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to, any findings of or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)           Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, each of the Partnership Parties agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Partnership for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Susser Entities and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination.  The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, management, unitholders’ or members’ equity, as applicable, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, and to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; notices to the Partnership shall be directed to it at Susser Petroleum Partners GP LLC at 555 East Airtex Drive, Houston, Texas 77073, attention of the General Counsel.

SECTION 12.       No Advisory or Fiduciary Relationship.  Each of the Partnership Parties acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Partnership Parties, any of their subsidiaries or their respective equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Partnership Parties with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Partnership Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to any of the Partnership Parties with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Partnership Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.       Trial by Jury.  Each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

SUSSER HOLDINGS CORPORATION

By:
Name:
Title:

SUSSER PETROLEUM PARTNERS GP LLC

By:
Name:
Title:

SUSSER PETROLEUM PARTNERS LP

By:	Susser Petroleum Partners GP LLC,
its general partner

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per common unit for the Securities shall be $[•].

The purchase price per common unit for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per common unit, subject to adjustment in accordance with Section 2(b) for distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.

Total	[•]

Sch A-1

SCHEDULE B-1

Pricing Terms

1.             The Partnership is selling [•] common units representing limited partner interests in the Partnership.

2.             The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] common units.

3.             The initial public offering price per common unit for the Securities shall be $[•].

SCHEDULE B-2

Free Writing Prospectuses

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

[NONE]

Sch B - 1

SCHEDULE C

Jurisdictions of Formation and Foreign Qualification

Entity	Jurisdiction of Incorporation	Jurisdiction(s) of Foreign Qualification

Susser Holdings Corporation	Delaware	None

Susser Petroleum Partners LP	Delaware	[•]

Susser Petroleum Partners GP LLC	Delaware	[•]

Susser Petroleum Operating Company LLC	Delaware	[•]

Susser Petroleum Property Company LLC	Delaware	[•]

T&C Wholesale LLC	Texas	None

Susser Petroleum Company LLC	Texas	Louisiana, New Mexico, Oklahoma

Stripes LLC	Texas	New Mexico, Oklahoma

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Susser Holdings Corporation

Stripes LLC

Susser Petroleum Partners GP LLC

Sam L. Susser

E.V. Bonner, Jr.

Rocky B. Dewbre

Mary E. Sullivan

David P. Engel

Armand S. Shapiro

Bryan F. Smith Jr.

Sam J. Susser

Sch D - 1

Exhibit A

FORM OF OPINION OF PARTNERSHIP’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)            Each of the Partnership Entities has been duly formed, and each of the Susser Entities is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization (as set forth on Schedule I hereto).

(ii)           Each of the Susser Entities has all corporate, partnership or limited liability company power and authority, as the case may be, necessary to (A) own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (B) enter into and perform its obligations under each Operative Agreement to which it is a party.

(iii)          Each of the Partnership Entities is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iv)          SHC, as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and SHC owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Facilities) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SHC as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2012 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(v)           The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than Liens arising under or in connection with the Credit Facilities) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2012 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLP Act.

(vi)          As of the date hereof, immediately after the issuance and sale of the [Initial] Securities to the Underwriters in accordance with the Underwriting Agreement, the issued and outstanding limited partner interests in the Partnership consist of (A) the [•] Common Units and [•] Subordinated Units issued to SHC and the [•] Common Units and [•] Subordinated Units issued to Stripes, collectively constituting the Sponsor Units, (B) [•] Common Units constituting the [Initial] Securities and (C) the Incentive Distribution Rights issued to SHC.

(vii)         The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and non-assessable

(except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and SHC and Stripes own their respective Sponsor Units and the Incentive Distribution Rights free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement (i) under the Uniform Commercial Code of the State of Delaware naming SHC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) under the Uniform Commercial Code of the State of Texas or naming Stripes as debtor is on file in the office of the Secretary of State of the State of Texas, each as of [•], 2012 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLP Act.

(viii)        The Securities, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with the Partnership Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).

(ix)          The Partnership, as the sole member of Susser Operating, directly owns 100% of the issued and outstanding membership interests in Susser Operating; such membership interests have been duly authorized and validly issued in accordance with the Susser Operating LLC Agreement and are fully paid (to the extent required by the Susser Operating LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Facilities) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2012 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(x)           Susser Operating, as the sole member of T&C Wholesale, directly owns 100% of the issued and outstanding membership interests in T&C Wholesale; such membership interests have been duly authorized and validly issued in accordance with the T&C Wholesale LLC Agreement and are fully paid (to the extent required by the T&C Wholesale LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Susser Operating owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Susser Operating as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2012 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLP Act.

(xi)          Susser Operating, as the sole member of Propco, directly owns 100% of the issued and outstanding membership interests in Propco; such membership interests have been duly authorized and validly issued in accordance with the Propco LLC Agreement and are fully paid (to the extent required by the Propco LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Susser Operating owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Susser Operating as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2012 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLP Act.

(xii)         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents of any such Partnership Entity or any agreement filed as an exhibit to the Registration Statement, and (B) to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Securities as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xiii)        The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xiv)        Each of the Operative Agreements has been duly authorized, executed and delivered by the Susser Entities party thereto, and is a valid and legally binding agreement of the Susser Entities party thereto, enforceable against such Susser Entities in accordance with its terms, under applicable laws of the State of Delaware; provided that, with respect to each agreement described in this Section (xiv), the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xv)         The Registration Statement has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

(xvi)        The Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xvii)       The information in the Registration Statement, the General Disclosure Package and the Prospectus under “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Anticipated New Credit Facilities,” “Business—Environmental Matters,” “Business—Other Government Regulation,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Susser Petroleum Partners LP by Employee Benefit Plans” and in the Registration Statement under Item 14, to the extent that it constitutes summaries of matters of law or legal proceedings, or legal conclusions, [or summaries of contracts and other documents to which any Partnership Entity is a party,] has been reviewed by us and is correct in all material respects.

(xviii)      Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(xix)        No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by any of the Susser Entities of its obligations hereunder or under any of the other Operative Agreements, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the other Operative Agreements, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xx)         The execution, delivery and performance of the Underwriting Agreement and the Operative Agreements (as the case may be) and the consummation of the transactions contemplated thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by each of the Susser Entities with its obligations thereunder (as the case may be) do not and will not, whether with or without the giving of notice or passage of time or both, (i) constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any properties or assets of any of the [Susser Entities] pursuant to (A) the Organizational Documents of any such Partnership Entity, (B) any agreement filed as an exhibit to the Registration Statement or (C) any of the agreements listed on Annex A hereto (each such document in (A), (B) and (C), an “Applicable Agreement”), (ii) result in any violation of the provisions of the Organizational Documents of any of the Susser Entities or (iii) result in any violation of applicable laws of the State of New York, applicable laws of the United States of America, the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act; other than, with respect to (i) and (iii), breaches, violations, defaults, Repayment Events or Liens that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Susser Entities to consummate such transactions.

(xxi)        The Partnership is not required, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that would lead us to believe that the General Disclosure Package (except for the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement) as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

Exhibit B

[•], 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

Barclays Capital Inc.

as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o   Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York  10036

Re:          Proposed Public Offering by Susser Petroleum Partners LP

Dear Sirs:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Barclays Capital Inc., (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Susser Petroleum Partners LP, a Delaware limited partnership (the “Partnership”), providing for the public offering of common units representing limited partner interests in the Partnership (the “Common Units”).  In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill

Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or stockholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 180-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

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